UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016 (April 25, 2016)

ABBVIE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35565	32-0375147
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1 North Waukegan Road

North Chicago, Illinois 60064-6400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 932-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On April 25, 2016, AbbVie Inc., a Delaware corporation (“AbbVie”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Stemcentrx, Inc., a Delaware corporation (“Stemcentrx”), Sirius Sonoma Corporation, a Delaware corporation and wholly owned subsidiary of AbbVie, Sirius Sonoma LLC, a Delaware limited liability company and wholly owned subsidiary of AbbVie and, for certain purposes described in the Merger Agreement, Fertile Valley LLC, a Delaware limited liability company, pursuant to which Stemcentrx will be acquired by AbbVie.

AbbVie will acquire all of the outstanding equity interests in Stemcentrx for aggregate upfront consideration of approximately $5.8 billion, consisting of 62.5 million shares of AbbVie common stock, par value $0.01 per share (at a fixed value of $60.664 per share or approximately $3.8 billion in the aggregate) and approximately $2.0 billion in cash (together, the “Upfront Merger Consideration”) and the milestone consideration referred to below (collectively, the “Merger Consideration”), which will be allocated among the holders of Stemcentrx capital stock and options and warrants to acquire Stemcentrx capital stock.

The relative portions of the Merger Consideration to be paid in AbbVie common stock and in cash are subject to certain adjustments to ensure that the AbbVie common stock issued at closing will comprise no less than 40.1 percent of the value of the aggregate Merger Consideration.  Holders of Stemcentrx capital stock that are accredited investors will have the right to elect the form of Upfront Merger Consideration that they will receive, subject to proration in the event that cash or stock is oversubscribed.  Holders of Stemcentrx capital stock that are not accredited investors will receive all-cash consideration.

Following the merger, the former holders of Stemcentrx securities will also be eligible to receive an aggregate of up to $4.0 billion in milestone payments if certain developments and/or regulatory milestones are achieved by eligible Stemcentrx compounds (including Rova-T, Stemcentrx’s lead development candidate).

In addition, the former holders of Stemcentrx securities will be entitled to receive Stemcentrx’s cash on hand as of the closing of the merger, after payment of Stemcentrx’s transaction expenses.  For 18 months following the closing, $300 million of the cash will be retained in escrow to serve as security for potential indemnification claims under the Merger Agreement.

The Merger Agreement contains customary representations and warranties and covenants from each of the parties and the completion of the merger is subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  The merger is anticipated to be completed by the end of the second quarter of 2016.

The Merger Agreement also provides customary termination rights to each of the parties, including a right to each of AbbVie and Stemcentrx to terminate the Merger Agreement if the merger has not been consummated on or prior to the 180th day following the date of the Merger Agreement other than due to an action or inaction by such party that constitutes a breach of the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which will be filed as an exhibit to an amendment to this Current Report on Form 8-K.

Item 3.02.  Unregistered Sales of Equity Securities

The issuance of the shares of AbbVie common stock included in the Upfront Merger Consideration is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, or Regulation D thereunder, as a transaction by an issuer not involving a public offering.

Item 1.01 of this Current Report on Form 8-K contains a more detailed description of the Merger Agreement, and is incorporated into this Item 3.02 by reference.

Item 7.01.   Regulation FD Disclosure

On April 28, 2016, AbbVie and Stemcentrx issued a joint press release announcing the execution of the Merger Agreement.  A copy of the joint press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

As previously announced, AbbVie’s board of directors has also authorized a $4 billion increase to AbbVie’s existing share repurchase program. The share repurchase authorization permits shares to be repurchased from time to time in open market transactions, has no time limit and may be discontinued at any time. AbbVie intends to execute an accelerated share repurchase program promptly following the closing of the transaction.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 incorporated herein shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit

2.1*

Agreement and Plan of Merger, dated as of April 25, 2016, by and among Stemcentrx, Inc., AbbVie Inc., Sirius Sonoma Corporation, Sirius Sonoma LLC and, solely for the purposes set forth therein, Fertile Valley LLC.

99.1	Press Release, dated April 28, 2016.

*      To be filed by amendment.

Forward-Looking Statements

Some statements in this Current Report on Form 8-K may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the likelihood that the merger is consummated, the expected benefits of the merger and the acquisition by AbbVie of Stemcentrx, challenges to intellectual property, the potential achievement of any milestones, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, and changes to laws and regulations applicable to our industry. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie’s operations is set forth in Item 1A, “Risk Factors,” in AbbVie’s 2015 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission. AbbVie undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBVIE INC.

Date: April 29, 2016	By:	/s/ William J. Chase
	Name:	William J. Chase
	Title:	Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1*

Agreement and Plan of Merger, dated as of April 25, 2016, by and among Stemcentrx, Inc., AbbVie Inc., Sirius Sonoma Corporation, Sirius Sonoma LLC and, solely for the purposes set forth therein, Fertile Valley LLC.

99.1	Press Release, dated April 28, 2016.

*      To be filed by amendment.